UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 14, 2008

CHINA BIO ENERGY HOLDING GROUP CO., LTD.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-25413 (Commission File Number)	65-0854589 (IRS Employer Identification No.)

Dongxin Century Square 7th Floor
High-tech Development District
Xi’an, Shaanxi Province, PRC 710043

(Address of principal executive offices and zip code)

+86 29 8268 3920

 (Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Convertible Debenture

On October 14, 2008, China Bio Energy Holding Group Co., Ltd., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”), with an institutional investor (the “Investor”) for the issuance and sale of a non-interest bearing convertible debenture (the “Debenture”) in an aggregate amount of $9,000,000, which is convertible into 2,465,753 shares of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) of the Company (the “Financing”).

The entire principal amount of the Debenture will automatically convert into 2,465,753 shares of Series B Preferred Stock upon the date of the filing with the Secretary of the State of Delaware of an amendment to our Certificate of Incorporation to increase the authorized shares of our preferred stock from 1,000,000 shares to 10,000,000 shares and the filing of a certificate of designation of the Series B Preferred Stock (the “Conversion Conditions”). In the event that the Conversion Conditions have not been satisfied, so that the automatic conversion of the Debenture is not effected by December 10, 2008, the Company shall be liable to pay, as liquidated damages, and not as a penalty, interest on the then outstanding principal amount of the Debenture at a rate of fifteen percent (15%) per annum, payable quarterly in arrears, until such time that the Conversion Conditions have been satisfied. At any time after December 10, 2008, in the sole discretion and at the option of the Investor, the Investor may demand that the Debenture convert, at the conversion price then in effect, into shares of the Company’s common stock, par value $0.0001 per shares (the “Common Stock”), subject to a 9.99% ownership cap and exercise restriction.

We entered into an escrow agreement (the “Escrow Agreement”) with the Investor and Redsky Group Limited, the majority stockholder of the Company, pursuant to which 2,465,753shares of common stock owned by Redsky Group Limited (the “Escrow Shares”) are to be delivered to an escrow agent and held as security for the achievement by the Company of (i) $28,000,000 Net Income (as defined below), and (ii) fully diluted earnings per share of no less than $0.73 (the “Performance Thresholds”). If we achieve the Performance Thresholds, the Escrow Shares will be released to Redsky Group Limited. If we achieve no more than 50% of the Performance Thresholds, the Escrow Shares will be disbursed to the Investor. If we achieve more than 50% and less than 100% of the Performance Thresholds, the Escrow Agent will disburse to the Investor that number of Escrow Shares equal to two (2) times the percentage by which the Lowest Performance Threshold was not achieved. For purposes thereof, the “Lowest Threshold Percentage” means the percentage by which the lowest of the Performance Thresholds was not achieved. With respect to the Performance Thresholds, “Net Income” shall be defined in accordance with US GAAP and reported by us in our audited financial statements for 2008, plus any amounts that may have been recorded as non-cash charges or liabilities on the 2008 financial statements, respectively, due to the application of EITF No. 00-19 that are associated with (i) any outstanding warrants, (ii) the transactions contemplated by this escrow agreement, including, without limitation the release of any Escrow Shares to Redsky Group Limited, (iii) any issuance of shares of common stock or option grants under a performance based stock incentive plan that was in existence on the Closing Date, and (iv) the conversion of any shares of preferred stock. “Fully Diluted Earnings Per Share” means after tax Net Income divided by the number of shares of Common Stock outstanding on a fully diluted basis, which number of shares of Common Stock shall include, without limitation, (x) the number of shares of Common Stock issuable upon conversion of the Company’s then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, and (y) the number of shares of Common Stock issuable upon the exercise of any then outstanding warrants, options or other securities convertible into shares of Common Stock of the Company, as of December 31, 2008.

In connection with the Financing, we also entered into a registration rights agreement (the “Registration Rights Agreement”), with the Investor pursuant to which we agreed to file a registration statement (the “Escrow Share Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale within 45 days of the Delivery Date (as herein after defined), such number of Escrow Shares that are required to be delivered to the Investor if we do not meet the Performance Thresholds pursuant to the terms of the Escrow Agreement (the “Delivery Date”). We also agreed to file a registration statement (the “Demand Registration Statement”) to register for resale the 2,465,753 shares of common stock underlying the Series B Preferred Stock issuable upon conversion of the Debenture (the “Conversion Shares”), within 30 days following receipt of a demand notice (the “Demand Notice”) by the Investor or, or holders owning more than 25% of securities registrable under the Registration Rights Agreement (the “Filing Date”). The Demand Registration Statement will also cover 1,704,546 shares of common stock issued upon the exercise of certain outstanding warrants (the “Warrant Shares”) by holders who were granted registration rights in connection with their partial exercise of our Series A-1 warrants. We agreed to use our best efforts to have the Demand Registration Statement declared effective upon the earlier of (i) the 105th day following the Filing Date and (ii) the date which is within three (3) business days after the date on which the SEC informs us that it will not review the Demand Registration Statement or that we may request the acceleration of the effectiveness of the Demand Registration Statement (the “Acceleration Dates”). Further, we agreed to use our best efforts to have the Escrow Share Registration Statement declared effective upon the earlier of (i) the 105th day following the Delivery Date, and (ii) the Acceleration Dates. In the event that the Registration Statements are not filed and declared effective within the foregoing time periods, then we will pay liquidated damages of 1% of the dollar amount paid by the warrant holders upon exercise of their respective warrant for the Warrant Shares and the purchase price of the Debenture (the “Purchase Price”) per month, payable in cash, up to a maximum of 10% of the Purchase Price. However, no liquidated damages shall be paid with respect to any registrable securities that we are not permitted to include in the registration statement due to the SEC’s application of Rule 415.

In connection with the Financing, we also entered into a Management Escrow Agreement with the Investor, pursuant to which $750,000 of the Financing proceeds were delivered into an escrow account maintained by Loeb & Loeb LLP, which funds will be released in installments of $250,000 upon the appointment of (i) a new Chief Financial Officer, (ii) a Vice President of Investor Relations, and (iii) upon the Company’s compliance with NASDAQ’s corporate governance requirements, including but not limited to appointing three persons to serve as “independent” directors (as such term is defined under the NASDAQ Stock Market rules) on our Board of Directors and forming the Audit Committee and the Compensation Committee of our Board of Directors.

A copy of the Purchase Agreement, the Form of Debenture, the Registration Rights Agreement, the Share Escrow Agreement and the Management Escrow Agreement are incorporated herein by reference and are filed as Exhibits 10.1, 4.1, 10.2, 10.3 and 10.4, respectively, to this Form 8-K. The description of the transactions contemplated by the Purchase Agreement, and our obligations under the Debenture, Registration Rights Agreement, the Share Escrow Agreement and the Management Escrow Agreement set forth herein do not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith.

Entry into Warrant Exercise Agreements

In a transaction separate from the Financing, we entered into warrant exercise agreements (the “Warrant Exercise Agreements”) with each of the holders of our Series A-1 Warrants, pursuant to which the holders exercised 50% of their Series A-1 Warrants to purchase 1,704,546 shares of Common Stock in the aggregate, for an aggregate purchase price of $5,113,638. In consideration of such exercise, the Company amended the remaining outstanding Series A-1 Warrants, and the Company’s outstanding Series A-2 Warrants (the “Warrants”), (i) to provide that the holders can cashless exercise their Warrants at any time, which replaced the provision that cashless exercise was only permitted 24 months after the original issue date of the Warrants, and (ii) to partially amend the definition of “Per Share Market Value” to include a 10% discount to the closing bid price per share of the Common Stock. Further, the Company granted to the holders of the Warrants registration rights with respect to the shares of Common Stock exercised under the Series A-1 Warrants, which replaces and supersedes the registration rights previously granted to the warrant holders.

A copy of the Form of the Warrant Exercise Agreement is filed as Exhibit 10.5. The description of the Warrant Exercise Agreement sets forth herein do not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith.

Item 3.02  Unregistered Sales of Equity Securities

As more fully described in Item 1.01 above, on October 14, 2008, we consummated a private placement to one institutional investor (the “Investor”) of a non-interest bearing convertible debenture (the “Debenture”) in an aggregate amount of $9,000,000, which converts, at an initial conversion price of $3.65, which price is subject to adjustment pursuant to customary anti-dilution provisions, as described in the Debenture, into 2,465,753 shares of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) of the Company (the “Financing”). The issuance and sale of the Debenture was exempt from registration pursuant to either Section 4(2) of, or Regulation D promulgated under, the Securities Act of 1933, as amended (“Securities Act”). We have relied on the status of the Investor as an accredited investor in claiming the exemption from registration of the transaction.

At any time on or after the issuance of the shares of Series B Preferred Stock upon conversion of the Debenture, the shareholders of Series B Preferred Stock may, at their option, elect to convert all or any portion of the shares of Series B Preferred Stock held by them into shares of our common stock equal to (i) Series B Liquidation Preference Amount (as defined below), divided by (ii) the Conversion Price (as defined below) in effect as of the date of conversion. “Series B Liquidation Preference Amount” refers to an amount equal to $3.65 per share of the Series B Preferred Stock before any payment shall be made or any payment distributed to the shareholders of common stock or other junior stock in the event of liquidation, dissolution or winding up of the affairs of our affairs. “Conversion Price” refers to initially $3.65 per share, subject to adjustment for stock splits and combinations, as well as pursuant to anti-dilution protections set forth in the Certificate of Designation of the Series B Preferred Stock to be filed with the Secretary of State of Delaware. Pursuant to the terms of the Certificate of Designation when in effect, at no time may a holder of shares of Series B Preferred Stock convert shares of the Series B Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by such holder and its affiliates at such time, when aggregated with all other shares of Common Stock owned by such holder and its affiliates at such time, result in such holder and its affiliates beneficially owning in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time. However, the holder is entitled to waive this cap upon 61 days notice to us.

Item 8.01 Other Events.

On October 16, 2008, we issued a press release announcing the consummation of the transactions contemplated by the Purchase Agreement and the exercise of the Series A-1 Warrants. The press release is annexed hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(b) Exhibits.

Exhibit No.	Description
4.1	Form of Debenture
10.1	Securities Purchase Agreement, dated as of October 14, 2008.
10.2	Registration Rights Agreement, dated as of October 14, 2008.
10.3	Share Escrow Agreement, dated as of October 14, 2008.
10.4	Management Escrow Agreement, dated as of October 14, 2008.
10.5	Form of Warrant Exercise Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Bio Energy Holding Group Co., Ltd.

By:	/s/ Gao Xincheng
Name:	Gao Xincheng
Title:	President, Chief Executive Officer and Chairman
Dated:	October 20, 2008